SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]          Preliminary Proxy Statement
[  ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]          Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]          Soliciting Material Pursuant to Section 240.14a-12

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[  ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           1)  Title of each class of securities to which transaction applies:
           2)  Aggregate number of securities to which transaction applies:
           3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           4) Proposed maximum aggregate value of transaction:
           5) Total fee paid:

[  ]       Fee paid previously with preliminary materials.
[  ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1) Amount Previously Paid:
           2) Form, Schedule or Registration Statement No.:
           3) Filing Party:
           4) Dated Filed:

January 27, 2016

«NAME_1»
«NAME_2»
«ADDRESS_1»
«ADDRESS_2»
«ADDRESS_3»

Re:          PROXY REMINDER – 2ND NOTICE
WNC Housing Tax Credit Fund IV, L.P., Series 1, a California limited partnership

Dear Investor,

On December 15, 2015, a Consent Solicitation Statement (the “Solicitation”) was sent to you to request your consent to authorize WNC Tax Credit Partners IV, L.P., as the general partner of the Partnership, to sell the remaining investment asset of the Partnership. Upon the sale, we would wind up the Partnership’s affairs and we would terminate the Partnership.  The deadline to submit your vote is Monday, February 15, 2016.

**If you have already submitted your vote we do appreciate your participation and you may disregard this notice**

If you have not yet submitted your vote, we are writing to ask that you please take a moment to review the Solicitation previously mailed to you and place your vote.  Voting may be accomplished by any one of the following methods:

1.	Call toll free 1-866-752-VOTE (8683) and key in the following identification when prompted:

CONTROL ID: «CONTROL_ID»

REQUEST ID: «REQUEST_ID»

2.	Using the Internet, log on to https://www.iproxydirect.com/NF41 and follow the instructions to create an electronic voting form using the identification provided above.

3.	Mark, date, sign and fax the enclosed Consent Card to Issuer Direct at 202-521-3464.

4.	Mark, date and sign the enclosed Consent Card and mail it in the postage paid envelope provided.

If you would like us to send you another copy of the Solicitation materials or have any questions please contact Investor Services at 714-662-5565 ext. 600.

Sincerely,

WNC Tax Credit Partners IV, L.P.,
General Partner

800.286.1135 714.708.8498 F 17782 Sky Park Circle, Irvine, California 92614
wncinc.com

WNC Housing Tax Credit Fund IV, L.P., Series 1 (the “Partnership”) Solicited by the General Partner on behalf of the Partnership.
CONTROL ID:	«CONTROL_ID»	«NAME_1» «NAME_2» «NAME_3» «NAME_4» «ADDRESS_1» «ADDRESS_2» «ADDRESS_3»
REQUEST ID:	«REQUEST_ID»

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of the Partnership dated December 15, 2015 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on the earlier of the date on which Limited Partners approve the Proposal, or February 15, 2016, unless the solicitation period is extended by the General Partner in its sole discretion (“Expiration Date”). The undersigned, as record holder of «SHARES» units of limited partnership interest in the Partnership, hereby takes the following actions with respect to all the units of limited partnership interest in the Partnership held by him, her or it as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

CONSENT VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your Consent Card.

MAIL:	Please mark, sign, date, and return this Consent Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Consent Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/NF41. Have this proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.
PHONE:	Call 1-866-752-VOTE (8683).

WNC Housing Tax Credit Fund IV, L.P., Series 1 (the “Partnership”)		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposals	à	FOR	AGAINST	ABSTAIN

PROPOSAL: To add Section 5.3.6 to the Partnership’s agreement of limited partnership to read as follows:

“Section 5.3.6.   Notwithstanding the provisions of any other Section hereof, in accordance with the Memorandum of Understanding dated as of August 4, 2015 relating to, among other things, the Local Limited Partnership known as Laurel Creek Apartments, a California limited partnership,  and resulting from the mediation between Housing Authority of the City of San Luis Obispo and the Partnership, San Luis Obispo Non-Profit Housing Corporation or an Affiliate of such Local General Partner (i) shall be permitted to purchase the Property of Laurel Creek Apartments, and (ii) the purchaser or its assignee shall be permitted to engage Community Preservation Partners, LLC, a California limited liability company and pay compensation to such Person, as the developer or co-developer in connection with a substantial rehabilitation of the Property and the property of two other WNC investment funds.”

		☐	☐	☐
					CONTROL ID:	«CONTROL_ID»
					REQUEST ID:	«REQUEST_ID»

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 201_

(Print Name of Limited Partner and/or co-Limited Partner

(Signature of Limited Partner)

(Second Signature if held jointly)